Exhibit 4.3

No.	ALDAGEN, INC. Incorporated under the Laws of the State of Delaware	UNITS

UNITS EACH CONSISTING OF ONE SHARE OF COMMON STOCK

AND ONE WARRANT TO PURCHASE ONE-HALF OF A SHARE OF COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                       IS THE OWNER OF                                  UNITS. Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (“Common Stock”), of ALDAGEN, INC., a Delaware corporation (the “Corporation”), and one warrant (each, a “Warrant”) to purchase one-half of a share of Common Stock. Each Warrant entitles the holder to purchase one-half of a share of Common Stock for $[            ] per whole share (subject to adjustment). Each Warrant will become exercisable on the date the units automatically separate as described below, and will expire on [                        ], 2015. The terms of the Warrants are governed by a warrant agreement (the “Warrant Agreement”) between the Corporation and StockTrans, Inc., as Warrant Agent, dated as of [                        ], 2010, as amended, restated or supplemented from time to time, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement will be on file at the office of the Warrant Agent at 44 West Lancaster Avenue, Ardmore, PA 19003, and are available to any Warrant holder on written request and without cost.

The Units represented by this certificate will automatically separate and the Common Stock and Warrants comprising the Units will trade separately on [            ], 2010, unless Boenning & Scattergood, Inc. determines that an earlier date, which may not be earlier than [            ], 2010, is acceptable for separate trading to begin, in which case the Corporation will publicly announce the date for separate trading to begin.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                     , 2010

President	ALDAGEN, INC. CORPORATE SEAL Delaware	Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -	Custodian
TEN ENT	tenants by the entireties		(Cust) (Minor)

JT TEN	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act: _____________________ (State)

Additional abbreviations may also be used though not in the above list.

ALDAGEN, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

For Value Received,                                                                           hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________________________________________

_____________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                           Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated	By: ____________________________________________________

By: ____________________________________________________
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By: ____________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.